 Exhibit 99.1

NEWS RELEASE

 ParkerVision v Qualcomm Sent Back to Florida for Trial After

Appellate Court Overturns District Court in a Precedential Ruling

ParkerVision Resumes Decade-Long Legal Fight

JACKSONVILLE, Florida, September 6, 2024 -- ParkerVision, Inc. (the “Company”) (OTC:PRKR) announced today that the United States Court of Appeals for the Federal Circuit (“CAFC”) has issued a favorable ruling in ParkerVision v. Qualcomm (Case No. 2022-1755).  The CAFC upheld ParkerVision’s position on each of the appealed issues and has sent the case back to the Middle District of Florida (“District Court”) for trial.

The CAFC opinion:

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Reversed the District Court’s Daubert ruling, which had deemed ParkerVision’s expert report inadmissible and likewise vacated the District Court’s grant of summary judgement of non-infringement of the transmitter claims which was based on the exclusion of ParkerVision’s infringement experts. The District Court had dismissed the evidence supporting ParkerVision’s patent infringement claims because the expert did not create his own simulations of Qualcomm's accused radio frequency chips.  However, the CAFC found that the District Court abused its discretion in excluding the testimony of ParkerVision’s validity expert, stating “the district court should have left it to jurors to evaluate the correctness of facts underlying an expert’s testimony”. This reversal reinstates ParkerVision’s expert report, allowing the Company to present its infringement claims against Qualcomm to a jury.

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Vacated the District Court’s summary judgement ruling, which had barred ParkerVision from asserting its radio frequency receiver patents in this case.  The lower court had based its decision on the argument that these patents are essentially the same as other ParkerVision receiver patents previously asserted against Qualcomm in 2011. The CAFC found that the District Court erred in its determination that the asserted receiver claims did not have a scope that is materially different from the claims at issue in the 2011 case and remanded for further consideration.

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Reversed the District Court’s application of collateral estoppel, which prevented ParkerVision from defending the validity of its ‘940 patent using arguments it previously presented to the Patent Trial and Appeal Board (“PTAB”) and the CAFC. These arguments had been successful in a prior inter partes review (“IPR”) proceeding initiated by Qualcomm in 2015 which delayed the patent infringement case until 2019.

The CAFC has remanded the case to the U.S. District Court for the Middle District of Florida, ordering the reopening of the original case (Case No. 6:14-cv-00687). A copy of the CAFC opinion is available through the CAFC website at:  https://cafc.uscourts.gov/home/case-information/opinions-orders/.  The CAFC also awarded ParkerVision costs for the appeal.

ParkerVision CEO Jeffrey Parker commented, “I am extremely pleased with the CAFC rulings, and we are eager to reopen this case in district court.  This case was ready for trial nearly two and a half years ago, so I am optimistic that the district court will act swiftly to place it back on the docket.  ParkerVision has prosecuted this case for over a decade, confident that Qualcomm has built its Smartphone wireless chip business on our proprietary technologies. Based on publicly available information, we estimate that our technologies have been integrated without our authorization into over 1.5 billion Qualcomm chips that have been made, used, or sold in the U.S.  Qualcomm challenged patents through IPRs, but both the PTAB and the CAFC upheld certain claims as not invalid. The IPRs delayed the case from 2015 to 2019, a common tactic in the big tech playbook to delay justice.  We are committed to bringing this case to trial as soon as possible.”

History of ParkerVision v Qualcomm:

ParkerVision initiated this case against Qualcomm in the Federal District Court in Orlando, Florida, in May 2014 while awaiting a final decision on a separate 2011 patent infringement case involving different receiver patents (see ParkerVision v. Qualcomm-2011 below).  The case experienced several delays due to Qualcomm’s IPR challenges to patent validity and court closures caused by the pandemic.  By May 2021, all final pre-trial motions had been filed. With courts reopening in 2022, the District Court held a pre-trial motion hearing in January 2022, signaling preparation for a near-term jury trial. However, in March 2022, the District Court issued orders in Qualcomm’s favor on all motions, effectively barring ParkerVision from presenting the case to a jury.  The court subsequently closed the case file.

ParkerVision appealed three of the District Court’s rulings to the CAFC, and by the end of 2022, both parties had submitted their appellate briefs and replies.  In November 2023, the CAFC permitted oral arguments to support these briefs.  However, in July 2024, the CAFC found that it lacked proper jurisdiction over the case because the District Court had not issued a final order on Qualcomm’s counterclaims for invalidity.  Subsequently, the parties filed a joint motion with the District Court.  On August 1, 2024, the District Court issued an order dismissing Qualcomm’s invalidity counterclaims, without prejudice, clearing the way for the CAFC to proceed with its ruling on the appeal.

ParkerVision v. Qualcomm - 2011

ParkerVision filed its first patent infringement case in 2011, alleging that Qualcomm infringed on certain receiver patents.  In 2013, a jury found that Qualcomm infringed all the patents in the case and determined that they were not invalid.  The jury awarded ParkerVision over $170 million in damages for Qualcomm’s past use of its technology.  On the same day in May 2014 that ParkerVision filed its current case against Qualcomm, a hearing was held on final post-judgment motions from the 2011 case.  During this hearing, the judge instructed the parties to negotiate an on-going royalty rate that Qualcomm would pay ParkerVision for continued use of the infringed patents, remarking that “there are certainly going to be on-going royalties”.  However, in July 2014, the judge reversed the jury’s verdict and closed the case, ruling that ParkerVision’s technical expert had provided testimony that undermined the jury’s infringement findings.  ParkerVision appealed the decision, but the CAFC upheld the lower court’s ruling.

About ParkerVision

ParkerVision, Inc. invents, develops and licenses advanced, proprietary radio-frequency (RF) technologies that empower wireless solution providers to create and market state-of-the-art wireless communication products. ParkerVision is actively involved in multiple patent enforcement actions in the U.S. to safeguard its patented technologies, which it believes are being broadly infringed upon by others. For more information, please visit www.parkervision.com. (PRKR-I)

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company's forward-looking statements.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. There are a number of important factors that could cause the Company's actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and disclosures in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and June 30, 2024, filed with the Securities and Exchange Commission.  Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statement and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact:

Cindy French                                                      Tony Vignieri

Chief Financial Officer                                       Communications Director

cfrench@parkervision.com                                  tvignieri@parkervision.com